Exhibit 99.2

SOLICITING DEALER FORM

FIRST BANCORP.

With Respect to the
OFFER TO EXCHANGE

Up to 256,401,610 shares of Common Stock for any and all of the issued and outstanding shares of
(i) 7.125% Noncumulative Perpetual Monthly Income Preferred Stock, Series A of First BanCorp.
(“Series A Preferred Stock”) (CUSIP: 318672201); (ii) 8.35% Noncumulative Perpetual Monthly Income
Preferred Stock, Series B of First BanCorp. (“Series B Preferred Stock”) (CUSIP: 318672300); (iii)
7.40% Noncumulative Perpetual Monthly Income Preferred Stock, Series C of First BanCorp. (“Series C
Preferred Stock”) (CUSIP: 318672409); (iv) 7.25% Noncumulative Perpetual Monthly Income Preferred
Stock, Series D of First BanCorp. (“Series D Preferred Stock”) (CUSIP: 318672508); and (v) 7.00%
Noncumulative Perpetual Monthly Income Preferred Stock, Series E of First BanCorp. (“Series E
Preferred Stock”) (CUSIP: 318672607) (collectively, “Preferred Stock”) on the terms and conditions set forth in the Prospectus (as defined below).

The Exchange Offer will expire at 11:59 P.M. New York City time, on August 24, 2010 (the “expiration date”), unless First BanCorp. extends the Exchange Offer or terminates it early. Tendered shares of Preferred Stock may be withdrawn at any time on or prior to the expiration date.

The Exchange Agent for the Exchange Offer is:

BNY Mellon Shareowner Services

In its capacity as the Exchange Agent:
Call Toll-Free (800) 777-3674

By Mail:	By Hand or Overnight Courier:

BNY Mellon Shareowner Services	BNY Mellon Shareowner Services
P.O. Box 3301	480 Washington Boulevard
South Hackensack, NJ 07606	Jersey City, NJ 07310
Attention: Corporate Actions Depart.	Attention: Corporate Actions Dept., 27th Floor

By Facsimile:
(For Eligible Institutions only)
(201) 680-4626
Confirm Facsimile Transmission: (201) 680-4860

BNY Mellon Shareowner Services
In its capacity as the Information Agent:

BNY Mellon Shareowner Services
480 Washington Boulevard
Jersey City, NJ 07310
Toll Free: (800) 777-3674
Call Collect: (201) 680-6579

THIS FORM MUST BE DELIVERED TO AN ADDRESS, OR TRANSMITTED VIA FACSIMILE, AS SET FORTH ABOVE. THE INSTRUCTIONS CONTAINED HEREIN SHOULD BE READ CAREFULLY BEFORE THIS FORM IS COMPLETED.

All capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the preliminary prospectus dated July 16, 2010 (Registration No. 333-165252) on Form S-1 filed with the SEC on July 16, 2010 (the “Prospectus”).

In order to be eligible to receive the Soliciting Dealer Fee (as defined below), a properly completed soliciting dealer form must be received by the Exchange Agent on or prior to the expiration date of the Exchange Offer. The Corporation shall, in its sole discretion, determine whether a soliciting dealer has satisfied the criteria for receiving a Soliciting Dealer Fee (including, without limitation, the submission of the appropriate documentation without defects or irregularities and in respect of bona fide tenders).

SOLICITING DEALER FORM

As described in the Prospectus, with respect to any tender of a series of shares of Preferred Stock, the Corporation will pay the relevant soliciting dealer a fee not to exceed .50% of the aggregated liquidation preference or liquidation of all shares amount accepted for exchange; provided that such fee will only be paid with respect to tenders by a beneficial owner of a series of shares of Preferred Stock (the “Soliciting Dealer Fee”). The Corporation reserves the right to audit any soliciting dealer to confirm bona fide submission of this form. The Corporation shall, in its sole discretion, determine whether a soliciting dealer has satisfied the criteria for receiving a Soliciting Dealer Fee (including, without limitation, the submission of the appropriate documentation without defects or irregularities and in respect of bona fide tenders).

Soliciting dealers are not entitled to a Soliciting Dealer Fee with respect to shares of Preferred Stock beneficially owned by such soliciting dealer or with respect to any shares of Preferred Stock that are registered in the name of a soliciting dealer unless such shares of Preferred Stock are held by such soliciting dealer as nominee and are tendered for the beneficial owner of such shares of Preferred Stock.

PAYMENT DETAILS

Name of Firm:

Attention:

Address:

Phone Number:

Taxpayer Identification:

Signature:

(Medallion Stamp Required)

By signing this form you hereby confirm that your request for the Soliciting Dealer Fee is bona fide and has been made on behalf of accounts for separate individual beneficial owners tendering Preferred Stock. Failure to properly complete and execute this form will render the form defective and the Corporation will not honor your request. Any questions as to what constitutes beneficial ownership should be directed to the Exchange Agent.

The delivery of this form by a soliciting dealer will constitute a representation by it that: (1) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such solicitation; (2) it is entitled to such compensation for such solicitation under the terms and conditions of the Prospectus and has not received any other fees or compensation in connection with the Exchange Offer; (3) in soliciting a tender, it has used no solicitation materials other than those furnished by the Corporation; (4) each holder of Preferred Stock that it has solicited has received a copy of the Prospectus and any amendment thereto; (5) it is either (i) a broker or dealer in securities that is a member of any national securities exchange in the United States or of FINRA or (ii) a bank or trust company located in the United States; (6) it is not an affiliate of the Corporation or any officer, director or more than 5% stockholder of the Corporation; and (7) no Soliciting Dealer Fee has been requested or paid with respect to Preferred Stock tendered for its own account.

SOLICITING DEALERS SHOULD TAKE CARE TO ENSURE THAT PROPER RECORDS ARE KEPT TO DOCUMENT THEIR ENTITLEMENT TO ANY SOLICITING DEALER FEE. THE CORPORATION AND THE EXCHANGE AGENT RESERVES THE RIGHT TO REQUIRE ADDITIONAL INFORMATION AT THEIR DISCRETION, AS DEEMED WARRANTED.

If the space provided in the table below is inadequate, the required information should be listed on a separate schedule and attached to this form.

Preferred Stock		Participant		Quantity
Tendered	CUSIP/ISIN No.	Number	VOI Number	Tendered

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